Exhibit 99.1

Orient Paper, Inc. to Hold Annual Meeting of Stockholders on October 12, 2016

BAODING, China, September 28, 2016 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced that it will hold its 2016 annual meeting of stockholders on October 12, 2016 at Orient Paper Inc, Hebei Province, China.

Date:	October 12, 2016
Time:	10 a.m. local time
Location:	Wei County Production Base, Orient Paper Inc. Industrial Park, Wei County, Hebei Province, China 054700

As fully discussed in the definitive proxy statement described below, the annual meeting will be devoted to the following proposals:

1.	Election of three Class II directors to serve on the Board of Directors of the Company, with such Class II directors to serve until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death;

2.	Ratification of the appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on August 19, 2016 are entitled to receive notice and vote at the annual meeting.

Additional Information

This press release may be deemed to be solicitation material in respect of the annual meeting. In connection with the annual meeting, the Company filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2016, a definitive proxy statement, which is publicly available, and has mailed such definitive proxy statement to stockholders on or about September 12, 2016. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSALS ON BEHALF OF THE COMPANY, AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSALS AND RELATED MATTERS. Stockholders may access the Company’s definitive proxy statement, without charge, at the SEC’s website www.sec.gov. Upon written request to Ms. Dahong Zhou, Secretary, Orient Paper, Inc., Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550, we will provide without charge to each person requesting, a copy of our 2015 Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, the Proxy Statement, as well as our 2015 Annual Report, is available on our Internet website at www.orientpaperinc.com.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper, and other paper products, including digital photo paper and tissue paper products.

With production based in Baoding and Xingtaiin North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings Inc, which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. For more information about the Company, please visit http://www.orientpaperinc.com.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the SEC, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Company Contact:

Orient Paper, Inc.

Email: ir@orientpaperinc.com

Investor Relations:

Tina Xiao
Weitian Group LLC
Email: onp@weitian-ir.com

Phone: +1-917-609-0333